                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           R&G FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                        (R&G FINANCIAL CORPORATION LOGO)



                                                                    May 30, 2001


Dear Stockholder,


     You are cordially invited to attend a Special Meeting of Stockholders of R&G Financial Corporation (the "Company"). The meeting will be held at the Board Room, R&G Financial Corporation, R&G Plaza Building, 280 Jesus T. Pinero Avenue, 3rd Floor, Hato Rey, San Juan, Puerto Rico 00918, on Tuesday, June 12, 2001 at 9:00 a.m., local time. The matters to be considered by stockholders at the Special Meeting are described in the accompanying materials.


     It is very important that you be represented at the Special Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Special Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

     Your continued support of and interest in R&G Financial Corporation is sincerely appreciated.

                                          Very truly yours,

                                          /s/ Victor J. Galan
                                          Victor J. Galan
                                          Chairman of the Board and Chief
                                          Executive Officer

                           R&G FINANCIAL CORPORATION
                                   R-G PLAZA
                           280 JESUS T. PINERO AVENUE
                     HATO REY, SAN JUAN, PUERTO RICO 00918
                                 (787) 758-2424

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JUNE 12, 2001


                            ------------------------


     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of R&G Financial Corporation (the "Company"), will be held at the Board Room, R&G Financial Corporation, R&G Plaza Building, 280 Jesus T. Pinero Avenue, 3rd Floor, Hato Rey, San Juan, Puerto Rico 00918, on Tuesday, June 12, 2001 at 9:00 a.m., local time, for the following purposes, which are more completely set forth in the accompanying Proxy Statement:



          (1) To approve an amendment to the Amended and Restated Certificate of Incorporation of R&G Financial Corporation in order to increase the total number of shares of all classes that the Company is authorized to issue from Eighty Million (80,000,000) to Ninety Million (90,000,000) and, specifically, to increase the authorized Class B Common Stock of the Company from Thirty Million (30,000,000) to Forty Million (40,000,000), and


          (2) To transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any other such business which may properly come before the meeting.

     The Board of Directors has fixed May 11, 2001 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Special Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Victor J. Galan
                                          Victor J. Galan
                                          Chairman of the Board and Chief
                                          Executive Officer

San Juan, Puerto Rico

May 30, 2001


     YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                           R&G FINANCIAL CORPORATION

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                        SPECIAL MEETING OF STOCKHOLDERS


                                                                    May 30, 2001



     This Proxy Statement is furnished to the holder of Class A common stock, $0.01 par value per share ("Class A Common Stock"), and holders of Class B common stock, $.01 par value per share ("Class B Common Stock"), of R&G Financial Corporation (the "Company"). Proxies are being solicited on behalf of the Board of Directors of the Company to be used at a Special Meeting of Stockholders ("Special Meeting") to be held at the Board Room, R&G Financial Corporation, R&G Plaza Building, 280 Jesus T. Pinero Avenue, 3rd Floor, Hato Rey, San Juan, Puerto Rico 00918, on Tuesday, June 12, 2001 at 9:00 a.m., local time, for the purposes set forth in the Notice of Special Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about May 30, 2001.


     The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted FOR the amendment to the Amended and Restated Certificate of Incorporation to increase the total authorized capital stock and, specifically, Class B Common Stock of the Company. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (Secretary, R&G Financial Corporation, R-G Plaza, 280 Jesus T. Pinero Avenue, Hato Rey, San Juan, Puerto Rico 00918); (ii) submitting a duly-executed proxy bearing a later date; or (iii) appearing at the Special Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Special Meeting and any adjournment thereof and will not be used for any other meeting.

                                     VOTING

     Only stockholders of record at the close of business on May 11, 2001 ("Voting Record Date") will be entitled to vote at the Special Meeting. On the Voting Record Date, there were 18,440,556 shares of Class A Common Stock outstanding, 10,237,675 shares of Class B Common Stock outstanding, and the Company had no other class of equity securities outstanding entitled to vote. The holder of the shares of Class A Common Stock, the Chairman and Chief Executive Officer of the Company, is entitled to two votes per share and the holders of shares of Class B Common Stock are entitled to one vote per share at the Special Meeting on all matters properly presented at the meeting. The Chairman of the Board and Chief Executive Officer, who through his holdings of shares of Class A Common Stock controls 78.3% of the outstanding Common Stock, has indicated his intention to vote his shares "FOR" the amendment to the Amended and Restated Certificate of Incorporation to increase the authorized capital stock and, specifically, Class B Common Stock of the Company. Accordingly, the proposal presented for consideration by the stockholders at this Special Meeting is expected to be approved as presented.

     Under rules applicable to broker-dealers, the proposal for consideration at the Special Meeting is considered a non-discretionary item. Thus, brokerage firms may not vote in their discretion on behalf of their clients if such clients have not furnished voting instructions.

                             PROPOSAL TO AMEND THE
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                 OF THE COMPANY

     The Board of Directors of the Company believes that it is in the best interest of the Company to increase its authorized capital stock. The Amended and Restated Certificate of Incorporation of the Company presently authorizes the Company to issue Eighty Million (80,000,000) shares, consisting of Forty Million (40,000,000) shares of Class A Common Stock, Thirty Million (30,000,000) shares of Class B Common Stock, and Ten Million (10,000,000) shares of Preferred Stock, par value $.01 per share. The Board of Directors of the Company at a duly constituted meeting has authorized an amendment to the Amended and Restated Certificate of Incorporation to increase the authorized capital stock of the Company to Ninety Million shares (90,000,000) and specifically, to increase the Class B Common Stock to Forty Million shares (40,000,000).

     As of the Voting Record Date, there were 18,440,556 shares of Class A Common Stock owned by Mr. Victor J. Galan, Chairman of the Board and Chief Executive Officer of the Company, and 10,237,675 shares of Class B Common Stock held by members of the general public. Mr. Galan is the sole holder of Class A Common Stock of the Company, which is not registered. The Class B Common Stock is registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and trades on the Nasdaq Stock Market under the symbol "RGFC."

     If the proposed amendment to the Company's Amended and Restated Certificate of Incorporation is authorized by stockholders, the first sentence of Article IV of the Amended and Restated Certificate of Incorporation would be amended to read as follows:

          The total number of shares of all classes which the Corporation shall have the authority to issue is NINETY MILLION (90,000,000) shares, consisting of FORTY MILLION (40,000,000) shares of Class A Common Stock, par value $.01 per share (hereinafter called the "Class A Common Stock"), FORTY MILLION (40,000,000) shares of Class B Common Stock, par value $.01 per share (hereinafter called the "Class B Common Stock") and TEN MILLION (10,000,000) shares of Preferred Stock, par value $.01 per share (hereinafter called the "Preferred Stock").

     The Company is seeking stockholder approval to amend its Amended and Restated Certificate of Incorporation for a number of reasons. To begin with, the Company is required to keep in reserve a number of shares of Class B Common Stock into which the Class A Common Stock may be converted. Each share of Class A Common Stock is convertible into shares of Class B Common Stock at the rate of one share of Class B Common Stock for each share of Class A Common Stock so converted, at the discretion of the holder of Class A Common Stock. The Amended and Restated Certificate of Incorporation of the Company requires the Company to at all times reserve and keep available out of its authorized but unissued shares of Class B Common Stock, solely for the purpose of issuance upon the conversion of Class A Common Stock, such number of shares of Class B Common Stock as shall then be issuable upon the conversion of all outstanding shares of Class B Common Stock. As of the Voting Record Date, the Company must keep 18,440,556 shares of Class B Common Stock on reserve in order to convert all of the shares of Class A Common Stock. Therefore, as of the Voting Record Date, the Company had 1,321,769 shares of Class B Common Stock available for future issuance.

     The Company has filed a Registration Statement with the Securities Exchange Commission with respect to a public offering of shares of Class B Common Stock by both the Company and certain selling stockholders, including Mr. Galan (following conversion of his Class A Common Stock into shares of Class B Common Stock). The proposed amendment is necessary in order to have a sufficient number of authorized shares of Class B Common Stock available for the Company to issue pursuant to such Registration Statement. In addition, the increased capitalization will provide the Company with sufficient additional capitalization to effectuate stock dividends or stock splits in the future and to use shares of Class B Common Stock as a form of currency, in whole or in part, in effectuating acquisitions. The Company has no present plans to declare a stock dividend or stock split and has no present plans, arrangements or understandings with respect to a possible acquisition.

     Pursuant to Article X of the Amended and Restated Certificate of Incorporation of the Company, amendments to the Amended and Restated Certificate of Incorporation shall be made first by approval of the Board of Directors of the Company pursuant to a resolution adopted by the affirmative vote of a majority of the directors then in office, and then, to the extent required by applicable law, by the holders of a majority of shares of the Company entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof. The holders of each of the series of the Company's Preferred Stock have no right to vote or dissent with respect to the proposal to amend the Amended and Restated Certificate of Incorporation of the Company.

     Holders of Class A Common Stock and Class B Common Stock generally vote as a single class on all matters submitted to a vote of the stockholders. Each record holder of Class A Common Stock is entitled two votes per share and holders of Class B Common Stock are entitled to one vote per share. Thus, Mr. Galan is entitled to cast 36,881,112 votes by virtue of his ownership of 18,440,556 shares of Class A Common Stock and all other stockholders of the Company, as a group, are entitled to cast 10,237,675 votes by virtue of their collective ownership of 10,237,675 shares of Class B Common Stock. By voting in favor of the proposal to amend the Amended and Restated Certificate of Incorporation, Mr. Galan will provide the requisite majority stockholder approval of the proposal to amend the Amended and Restated Certificate of Incorporation.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                  BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as to the Common Stock beneficially owned by (i) each person or entity, including any "group" as that term is used in Section 13(d)(3) of the Exchange Act, who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, (ii) certain directors and executive officers of the Company and its subsidiary companies, and (iii) all directors and executive officers of the Company as a group.

                                                              AMOUNT AND NATURE      PERCENT OF
NAME OF BENEFICIAL OWNER                                        OF BENEFICIAL          COMMON
OR NUMBER OF PERSONS IN GROUP                                   OWNERSHIP(1)          STOCK(2)
-----------------------------                                 -----------------      ----------
Garity & Co. Capital Management.............................      1,621,860(3)          5.66%
  1414 Banco Popular Center
  San Juan, Puerto Rico 00918
Thomson Horstmann & Bryant, Inc. ...........................        631,040(4)          2.20
  Park 80 West, Plaza Two
  Saddle Brook, New Jersey 07663
The Company's Directors and Officers:
  Victor J. Galan...........................................     18,440,556(5)(6)      64.30
  Ramon Prats...............................................        550,454(6)(7)         **
  Joseph R. Sandoval........................................         34,336                *
  Ana M. Armendariz.........................................         54,756(7)             *
  Victor L. Galan...........................................          4,556                *
  Enrique Umpierre-Suarez...................................         66,000                *
  Pedro Ramirez.............................................         42,720                *
  Laureno Carus Abarca......................................         62,941                *
  Eduardo McCormack.........................................         54,638(8)             *
  Gilberto Rivera-Arreaga...................................          6,056                *
  Benigno R. Fernandez......................................          5,026                *
  Ileana M. Colon-Carlo.....................................          2,000                *
  Roberto Gorbea............................................          1,600                *
  Mario Ruiz................................................         17,800                *
  Steven Velez..............................................         15,800                *
  Victor M. Irizarry........................................          2,000                *
  Pedro J. Serralles, IV....................................             --
  Jean Francois Dumazet.....................................             --
  Michael Wallace, Jr. .....................................             --
All Directors and Officers as a group (20 persons)..........     19,181,639(9)         65.99%

---------------

  * Represents less than 1% of the outstanding shares of Class B Common Stock. ** Represents 1.92% of all Common Stock outstanding, and 5.38% of the outstanding shares of Class B Common Stock.
(1) Based upon filings made pursuant to the Exchange Act and information furnished by the respective individuals. Unless otherwise indicated, information is presented as of the Voting Record Date. Under regulations promulgated pursuant to the Exchange Act, shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.
(2) As of the Voting Record Date, there were 10,237,675 shares of Class B Common Stock and 18,440,556 shares of Class A Common Stock of the Company issued and outstanding. All of the shares of Class A Common Stock are owned by Victor J. Galan, the Chairman of the Board and Chief Executive Officer of the Company. The issued and outstanding shares of Class B Common Stock are registered under the Exchange Act and are traded on the Nasdaq Stock Market. The shares of Class A Common Stock have not been registered under the Exchange Act but are exchangeable into an equal number of shares of Class B Common Stock.
(3) Information obtained from a Schedule 13G dated February 14, 2001. Garity & Co. Capital Management ("GCCM") is a registered investment adviser. GCCM indicates that it is the beneficial owner and has shared voting and dispositive power over 1,621,860 or 15.9% of the shares of Class B Common Stock.
(4) Information obtained from a Schedule 13G dated February 2, 2001. Thomson Horstmann ("TH") is a registered investment advisor. TH indicates that it is the beneficial owner of 631,040 or 6.17% of the shares of Class B Common Stock, with sole voting power over 360,280 of such shares and sole dispositive power over all of such shares.
(5) Represents shares of Class A Common Stock. The holder of shares of Class A Common Stock, Mr. Victor J. Galan, is entitled to two votes per share and the holders of shares of Class B Common Stock are entitled to one vote per share at the Special Meeting on all matters properly presented at the meeting. As a result of such voting entitlement, Mr. Galan holds 78.3% of the voting power of the aggregate issued and outstanding shares of the Company's Common Stock.
(6) The number of shares indicated as beneficially owned by Mr. Prats take into consideration 180,000 shares of Class B Common Stock (as adjusted for stock splits) which may be acquired upon the exercise of stock options granted by Mr. Victor J. Galan to Mr. Prats, which are exercisable within 60 days of the Voting Record Date. On May 8, 1998, Mr. Victor J. Galan executed a stock option agreement (the "Stock Option Agreement") pursuant to which Mr. Galan granted to Mr. Prats the option to purchase up to 360,000 shares of Class B Common Stock (as adjusted). Under the terms of the Stock Option Agreement, the options become exercisable ratably over six years beginning on the first anniversary of the agreement. The exercise price of the options is $4.03 per share (as adjusted), and both the number of shares of Class B Common Stock underlying the options and the exercise price thereof is subject to certain antidilution adjustments.
(7) Includes the following number of shares which may be acquired upon the exercise of stock options exercisable within 60 days of the Voting Record Date under the Company's Stock Option Plan:

Ramon Prats.................................................  288,000
Ana M. Armendariz...........................................   50,400
Joseph R. Sandoval..........................................   31,200
Mario Ruiz..................................................    2,400
Steven Velez................................................   15,800
Victor M. Irizarry..........................................    2,000

(8) Includes 47,684 shares of Class B Common Stock held jointly with Mr. McCormack's wife.
(9) Includes 18,440,556 shares of Class A Common Stock owned by Victor J. Galan. All other shares are Class B Common Stock.

                             STOCKHOLDER PROPOSALS

     Any proposal which a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which currently is scheduled to be held in April 2002, must be received at the principal executive offices of the Company, R-G Plaza, 280 Jesus
T. Pinero Avenue, Hato Rey, San Juan, Puerto Rico 00918, Attention: Enrique Umpierre-Suarez, Secretary, no later than December 6, 2001.

     Stockholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Article II, Section 2.14. of the Company's Bylaws, which provides that business at an annual meeting of stockholders must be (a) properly brought before the meeting by or at the direction of the Board of Directors, or (b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Company. Such stockholder's notice is required to set forth certain information specified in the Articles. To be timely with respect to the next annual meeting to be held in April 2002, a stockholder's notice must be received by the Secretary of the Company no later than January 28, 2002.

                        FINANCIAL AND OTHER INFORMATION


     Financial and other information with respect to the Company is hereby incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 2000, as amended, and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, as amended.


     The Company shall provide, without charge, to each person to whom a proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all information that has been incorporated by reference in this proxy statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the proxy statement incorporates.) To obtain a copy notify Secretary of R&G Financial, 280 Jesus T. Pinero Ave. San Juan, Puerto Rico 00918, phone number: (787) 758-2424.

     Representatives of the principal accountants PriceWaterhouseCoopers LLP for the current year and fiscal year 2000 are not expected to be present at the Special Meeting. However, the Chief Financial Officer of the Company will be present at the Special Meeting and available for questions.

                                 OTHER MATTERS

     Management is not aware of any business to come before the Special Meeting other than the matters described above in this Proxy Statement. However, if any matters should properly come before the meeting other than those which are described in this Proxy Statement, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

     The cost of the solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Company's Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

                                          By Order of the Board of Directors

                                          Victor J. Galan
                                          Chairman of the Board and Chief
                                          Executive Officer

                        (R&G FINANCIAL CORPORATION LOGO)

                                REVOCABLE PROXY

                           R&G FINANCIAL CORPORATION


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF R&G FINANCIAL CORPORATION ("COMPANY") FOR USE AT A SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 12, 2001 AND AT ANY ADJOURNMENT THEREOF.



     The undersigned being a stockholder of the Company as of May 11, 2001, hereby authorizes the Board of Directors of the Company or any successors thereto as proxies, to represent the undersigned at the Special Meeting of Stockholders of the Company to be held at the Board Room, R&G Financial Corporation, R&G Plaza Bldg., 280 Jesus T. Pinero Ave. 3rd Floor, Hato Rey, San Juan, Puerto Rico 00918, on Tuesday, June 12, 2001 at 9:00 a.m. local time, and at any adjournments of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:


                                   (Continued and to be signed on reverse side.)

                                 Please Detach and Mail in the Envelope Provided

[X]  Please mark your votes as in this example


1. Vote to approve the amendment to the Amended and Restated Certificate of Incorporation to increase the total number of shares of all classes that the Company is authorized to issue from Eighty Million (80,000,000) to Ninety Million (90,000,000) and, specifically, to increase the authorized Class B Common stock of the Company from Thirty Million (30,000,000) to Forty Million (40,000,000) shares.


                 [ ]  FOR                [ ]  WITHHOLD AUTHORITY

    SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF RETURNED BUT NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE SPECIAL MEETING.

    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


NOTE: Please sign exactly as your name(s) appear(s) on this proxy. When signing in a representative capacity, please give full title. When shares are held jointly, only one holder need sign.


                                                  ------------------------------
                                                     Signature of Stockholder

                                                  ------------------------------
                                                     Signature of Stockholder

                                                  ------------------------------
                                                              Dated